UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2014

VRINGO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 12th Floor, New York, NY 10017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 309-7549

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer or Listing.

On December 18, 2014, Vringo, Inc. (the "Company") received a notification letter from The NASDAQ Stock Market ("NASDAQ") informing the Company that for the last 30 consecutive business days, the bid price of the Company’s securities had closed below $1.00 per share, which is the minimum required closing bid price for continued listing on NASDAQ Capital Market pursuant to Listing Rule 5550(a)(2).

This notice has no immediate effect on the Company's NASDAQ listing; the Company has 180 calendar days, or until June 16, 2015, to regain compliance.  To regain compliance, the closing bid price of the Company’s securities must be at least $1.00 per share for a minimum of ten consecutive business days. If the Company does not regain compliance by June 16, 2015, the Company may be eligible for additional time to regain compliance or if the Company is otherwise not eligible, the Company may request a hearing before a Hearings Panel.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Employment Agreement - Anastasia Nyrkovskaya

On December 19, 2014, Vringo, Inc. (the "Company") entered into a new employment agreement with Anastasia Nyrkovskaya for an eighteen month term, which terminates and supersedes the letter agreement entered into between the parties on April 24, 2013. Under the terms of her employment agreement, Ms. Nyrkovskaya will continue to receive her annual base salary of $315,000. Ms. Nyrkovskaya’s employment agreement, may be terminated upon death, disability, by the Company with or without Cause (as defined below), by Ms. Nyrkovskaya with or without Good Reason (as defined below) or on the last day of the term of the employment agreement. In the event the employment agreement is terminated for (i) Good Reason by Ms. Nyrkovskaya, or (ii) by the Company without Cause, Ms. Nyrkovskaya shall be entitled to receive (A) the payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which she is entitled under the applicable terms of any other arrangement with the Company through the date the employment period is terminated, (B) an amount of base salary (at the rate of base salary in effect immediately prior to such termination) equal to twelve months of base salary, and (C) COBRA continuation coverage paid in full by the Company for up to a maximum of twelve months following the date of termination.

In the event the employment agreement is terminated by the Company for Cause, without Good Reason by Ms. Nyrkovskaya, or the parties elect not to renew the agreement, Ms. Nyrkovskaya will be entitled to payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which she is entitled under the applicable terms of any other arrangement with the Company. In case the agreement is terminated by Ms. Nyrkovskaya without Good Reason, she shall provide the Company with a written notice, at least ninety calendar days prior to such termination.

"Cause" as used Ms. Nyrkovskaya’s employment agreement means: (a) the willful and continued failure of Ms. Nyrkovskaya to perform substantially her duties and responsibilities for the Company (other than any such failure resulting from her death or disability) after a written demand by the chief executive officer for substantial performance is delivered to Ms. Nyrkovskaya by the Company, which specifically identifies the manner in which the chief executive officer believes that Ms. Nyrkovskaya has not substantially performed her duties and responsibilities, which willful and continued failure is not cured by Ms. Nyrkovskaya within thirty days of her receipt of such written demand; (b) the conviction of, or plea of guilty or nolo contendere to a felony, (c) breach of her non-compete obligations, (d) breach of the non-disclosure and non-solicitation agreement; or (e) a good faith finding by the chief executive officer that Ms. Nyrkovskaya has engaged in fraud, intentional dishonesty, or gross negligence. "Good Reason" as used Ms. Nyrkovskaya’s employment agreement means (a) the assignment, without Ms. Nyrkovskaya’s consent, to Ms. Nyrkovskaya of duties that result in a substantial diminution of the duties that she assumed; (b) the assignment, without Ms. Nyrkovskaya’s consent, of a title that is subordinate to the title Chief Financial Officer; (c) a reduction in Ms. Nyrkovskaya’s base salary; (d) the Company’s requirement that Ms. Nyrkovskaya regularly report to work in a location that is more than fifty miles from the Company’s current New York office, without Ms. Nyrkovskaya’s consent; (e) a material breach by the Company of the agreement during its term. Ms. Nyrkovskaya’s employment agreement also includes a covenant not to compete with the Company or solicit any material commercial relationships of the Company for a period of one year after Ms. Nyrkovskaya is actually no longer employed by the Company.

The foregoing description of the employment agreement is not complete and is subject to, and qualified in its entirety by, the full text of the consulting agreement with Ms. Nyrkovskaya, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

(b)          On December 19, 2014 (the "Effective Date"), Mr. Alexander R. Berger resigned from his positions as Chief Operating Officer, Secretary and a member of the board of directors of the Company. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(e) Consulting Agreement - Alexander R. Berger

In connection with Mr. Berger’s resignation from his positions at the Company, he has agreed to transition to the role of an independent consultant pursuant to a consulting agreement with the Company entered into on the Effective Date. The consulting agreement terminates and supersedes the employment agreement between Mr. Berger and the Company, with the exception of certain noncompetition, non-disclosure and non-solicitation provisions that are to continue through the term of the consulting agreement.  As a condition of entering into the consulting agreement, Mr. Berger and the Company have agreed to execute a mutual general release of claims that either party has or in the future may have against the other up to the Effective Date. The consulting agreement will remain in effect from the Effective Date through September 30, 2016, unless earlier terminated by the Company or Mr. Berger. Pursuant to the consulting agreement Mr. Berger shall provide services to the Company under the direction and supervision of the Company's Chief Executive Officer and, for certain matters, the Company's Chief Legal and Intellectual Property Officer or Board of Directors and shall also remain a member of the board of directors of certain of the Company’s subsidiaries.

Pursuant to the consulting agreement, Mr. Berger will receive a monthly retainer at a rate of $10,000 per month commencing on the Effective Date and until December 31, 2015, and as mutually agreed by the parties for the remainder of the term thereafter. In addition, all restricted stock units granted by the Company to Mr. Berger pursuant to the Vringo, Inc. 2012 Employee, Director and Consultant Equity Incentive Plan (the "Plan") and the agreement evidencing such grants shall continue to vest in accordance with their terms until Mr. Berger is no longer providing services to the Company, and all stock options outstanding, whether vested or unvested, shall as of the Effective Date be forfeited for no consideration.

The foregoing description of the consulting agreement is not complete and is subject to, and qualified in its entirety by, the full text of the consulting agreement with Mr. Berger, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

Attached hereto as Exhibit 99.1 is a copy of a press release of the Company, dated December 19, 2014, announcing the Company’s leadership transition.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits
10.1	Employment Agreement, dated December 19, 2014, by and between Vringo, Inc. and Anastasia Nyrkovskaya
10.2	Consulting Agreement, dated December 19, 2014, by and between Vringo, Inc. and Alexander R. Berger
99.1	Press release dated December 19, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VRINGO, INC.

Date: December 19, 2014	By:	/s/ Andrew D. Perlman
		Name:	Andrew D. Perlman
		Title:	Chief Executive Officer